CHINA MARINE FOOD GROUP LIMITED ENGAGES IN A REVERSE MERGER TRANSACTION AND COMPLETES PRIVATE FINANCING

Fujian Province, China, November 17, 2007 - New Paradigm Productions, Inc., a Nevada corporation (“New Paradigm”) (OTCBB: NPDP) announced the closing of a share exchange transaction with the shareholders of Nice Enterprise Trading H.K. Co., Ltd., a Hong Kong company (“Nice Enterprise”) and a related private placement financing transaction. New Paradigm will operate through its consolidated Chinese subsidiaries to execute the current business plan of those subsidiaries.

Under the terms of the share exchange transaction, the shareholders of Nice Enterprise were issued 15,624,034 shares of New Paradigm’s common stock in exchange for 100% of the issued and outstanding shares of Nice Enterprise. As a result, the Nice Enterprise shareholders became 68% owners of New Paradigm’s issued and outstanding stock, after the consummation of the transactions contemplated by the share exchange agreement and after the effect of the private placement transaction that resulted in gross proceeds of approximately $19,925,000.

Concurrent with the share exchange transaction, a private placement financing transaction was completed in which New Paradigm sold 6,199,441 units to certain accredited investors, consisting of an aggregate of 6,199,441 shares of common stock and warrants to purchase up to an aggregate of 1,239,731 shares of common stock for $3.214 per unit. Each warrant has a term of three years and is exercisable at any time for a price equal to $4.178 in cash or on a cashless exercise basis. A warrant for the purchase of up to 557,950 shares of common stock were also issued to Sterne, Agee & Leech, Inc. and its designees, and a warrant for the purchase of up to 371,966 shares of common stock were issued for consulting services. Each warrant also has a term of three years and is exercisable at any time for a price equal to $4.178 in cash or on a cashless exercise basis. Following the consummation of the share exchange transaction and the private placement, and assuming the exercise of all warrants issued, the number of issued and outstanding shares of common stock of New Paradigm, is 25,141,948 on a fully diluted basis.

In connection with the private placement transaction, New Paradigm’s principal stockholder, Mr. Pengfei Liu, entered into a Make Good Agreement with the private placement investors based on the achievement of certain net income targets for New Paradigm’s 2008 and 2009 fiscal years. Per the Make Good agreement, Mr. Liu agreed, to place into an escrow account, 6,199,441 shares of New Paradigm’s common stock which he beneficially owns. Should New Paradigm, on a consolidated basis, fail to achieve $10.549 million in net income for the fiscal year ending December 31, 2008, the private placement investors will receive up to 3,099,721 shares of Common stock on a pro rata basis from Mr. Liu. Should New Paradigm, on a consolidated basis, fail to achieve $14.268 million in net income for the fiscal year ending December 31, 2009, the private placement investors will receive up to 3,099,720 shares of Common stock on a pro rata basis from Mr. Liu. In the event that the net income for 2008 and 2009 meet the minimum net income thresholds for those respective years, then no transfer of the escrowed shares will be made to the private placement investors and the shares will then be returned to Mr. Liu.

Nice Enterprise is a Hong Kong holding company that only operates through its subsidiaries, which are based in the People’s Republic of China. As a result of this exchange transaction, Pengfei Liu, Nice Enterprise’s principal executive officer was appointed as the CEO and Director of New Paradigm, and the senior officers of Nice Enterprise were also elected as executive officers and directors of New Paradigm. The companies will operate on a consolidated basis, executing upon the current business plan of Nice Enterprise, under Mr. Liu’s leadership.

Mr. Liu, the new Chief Executive Officer of New Paradigm stated, “We want to thank our placement agent, Sterne, Agee & Leach, Inc., our counsel, F. Robbe International Attorneys at Law, our consultant, Yorkshire Capital Limited, and, placement agent’s counsel, Thelen Reid Brown Raysman and Steiner, LLP for facilitating our efforts in connection with our private financing and the going public transaction. These transactions have given us access to the US capital markets, with the intent of capitalizing on significant growth opportunities.”

New Paradigm’s shares are listed on the Over-the-Counter (OTC) Bulletin Board under the symbol, NPDP.OB.

Nice Enterprise is engaged in the business of processing, distributing and selling processed seafood products and marine catch, mostly under its registered “Mingxiang” brand. Formed in 1994, the company produces several varieties of seafood products that may be divided into two main categories: (1) processed seafood products; and (2) marine catch. Their dried processed seafood products include roasted squid, roasted file fish, roasted prawns, shredded roasted squid and smoked eel. Their frozen processed seafood products include Japanese butter fish, octopus and squid rings. Their marine catch includes cuttlefish, butterfish and squid. Nice Enterprise, headquartered in Dabao Industrial Zone, Fujian Province, owns and operates business premises which are located close to Xiangzhi (Shishi) Port, the largest fishing port in Fujian Province and one of the state-level fishing port centres. In addition to serving the growing food market in China, Nice Enterprise sells its products in various overseas markets, including Japan, Russia, Ukraine, South Korea, Taiwan and the United States..

Nice Enterprise currently employs over 600 people, and sells its products through a distribution network consisting of 59 distributors and 1,200 retail points located in various provinces throughout the PRC. For the twelve months ended December 31, 2006, Nice Enterprise reported consolidated net sales of approximately $27.4 million and consolidated net income of approximately $7.0 million.

Nice Enterprise is going to use the net proceeds from the private placement to expand its production capacity by constructing new storage facilities, erecting additional processing plants, upgrading processing equipment for dried processed seafood products, and constructing sterile sealed production units for its dried and frozen food products.

As a result of the consummation of the share exchange and private placement transactions, New Paradigm intends to file within two days of this release, a preliminary information statement on Schedule 14C with the U.S. Securities and Exchange Commission. The Schedule 14C relates to the approval by New Paradigm’s Board of Directors and stockholders of New Paradigm’s Amended Articles of Incorporation which changes the name of the Company to China Marine Food Group Limited. The name change to “China Marine Food Group Limited” will more accurately reflect the Company’s business operations after the share exchange.

Additional information regarding New Paradigm’s name change as well as a copy of New Paradigm’s Amended Articles of Incorporation, can be found in New Paradigm’s Preliminary Information Statement on Schedule 14C and its Current Report on Form 8-K.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of New Paradigm and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “believes, expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to product development, marketing, concentration in a single customer, raw material costs, market acceptance, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. New Paradigm is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.